UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2013, QuinStreet, Inc. (the “Company”) entered into a transition agreement with Scott Mackley, Executive Vice President, which provides for the conclusion of Mr. Mackley’s employment with the Company effective October 1, 2013. In addition, certain of Mr. Mackley’s equity awards will be cancelled. The client verticals previously reporting to Mr. Mackley will report directly to Douglas Valenti, Chief Executive Officer, or to Kenneth Hahn, Chief Operating Officer. Upon conclusion of his employment, Mr. Mackley will enter into a 6-month consulting agreement with the Company (a form of which is included as an exhibit to the transition agreement), under which he will receive cash compensation of $31,000 per month from October 1, 2013 through January 31, 2014, and $16,000 per month from February 1, 2013 through March 31, 2014.

On September 18, 2013, the Company modified its transition agreement with Bronwyn Syiek, President, which was entered into on April 22, 2013 and was previously reported in the Company’s Form 8-K filed on April 23, 2013. Ms. Syiek’s employment will now conclude on October 1, 2013 rather than April 1, 2014, and the transition agreement and consulting agreement were modified to reflect this change. As a result of the modification, Ms. Syiek will receive cash compensation through January 31, 2014 rather than through April 1, 2014.

The foregoing summary is qualified in its entirety by reference to the agreements filed herewith, in each case including any exhibits, copies of which are attached as exhibits hereto and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2013, the Company appointed Gregory Wong to serve as Senior Vice President and Chief Financial Officer, effective immediately. Mr. Wong previously served as the Company’s Chief Accounting Officer since January 2013, as Vice President of Finance and Accounting from June 2012 to September 2013, as Senior Director of Finance and Accounting from May 2011 to June 2012, and as Director of Financial Planning and Analysis from February 2008 to May 2011. Mr. Wong will be paid an annual base salary of $275,000 per year and will be eligible to participate in the Company’s annual bonus program with a target bonus opportunity of $100,000 based on Company revenue growth and Adjusted EBITDA dollars and individual performance against goals. Mr. Wong will also receive a one-time option to purchase 25,000 shares and 12,500 Restricted Stock Units, each with standard vesting of four years, subject to the terms of the QuinStreet, Inc. 2010 Equity Incentive Plan. Mr. Wong’s biographical information is included in the section titled “Directors and Executive Officers” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 12, 2013 and is incorporated by reference into this Item 5.02.

On September 18, 2013, the Company appointed Mr. Hahn to serve as Executive Vice President. Mr. Hahn will continue to serve as Chief Operating Officer, and will cease to be Chief Financial Officer. Mr. Hahn served as the Company’s Chief Financial Officer and Chief Operating Officer from May 2012 to September 2013, and as Chief Financial Officer since May 2006.

The disclosure set forth under Section 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Transition Agreement dated September 18, 2013 between the Company and Scott Mackley

10.2	Transition Agreement dated September 18, 2013 between the Company and Bronwyn Syiek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINSTREET, INC.

Dated: September 19, 2013	By:	/s/ Douglas Valenti
Douglas Valenti
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Transition Agreement dated September 18, 2013 between the Company and Scott Mackley

10.2	Transition Agreement dated September 18, 2013 between the Company and Bronwyn Syiek